Exhibit 5.1
milner house
I8 parliament street
p.o. box hm 1561
hamilton hm fx
bermuda
telephone: (441) 295-4630
fax: (441) 292-7880
website: www.chw.com
12 May 2010
NewLead Holdings Ltd.
83 Akti Miaouli & Flessa Str.
185 38 Piraeus
Greece
Dear Sirs,
Re: NewLead Holdings Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form F-3 (the “Registration Statement”) pursuant to which the Company is registering, under the Securities Act of 1933 (as amended) (the “Securities Act”), the following:
(a)	common shares of par value US$0.01 each in the capital of the Company (the “Common Shares”);

(b)	preference shares of par value US$0.01 each in the capital of the Company (the “Preferred Shares”);

(c)	debt securities (the “Debt Securities”); and

(d)	warrants to subscribe for Common Shares, Preferred Shares or Debt Securities (the “Warrants”),
some or all of which may be issued, in any combination of the above, separately or as units, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed US$500,000,000. The Common Shares, the Preferred Shares, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities”.
We understand that:
(i)	the Debt Securities may be issued pursuant to the terms of an indenture between the Company and a trustee to be named therein (the “Indenture”); and

(ii)	the Warrants may be issued pursuant to the terms of a warrant agreement between the Company and a bank or trust company (acting as warrant agent) to be named therein (the “Warrant Agreement”).

For the purposes of giving this opinion we have examined and relied upon a copy of the Registration Statement filed on 26 March 2010 as amended on each of 9 April 2010, 4 May 2010 and 12 May 2010, and have also examined and relied upon the documents listed (and defined) in the Schedule to this opinion and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.
Assumptions
We have assumed (without making any investigation thereof):
(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered; and

(d)	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein.

Reservations
(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law and is given on the basis of the current law and practice in Bermuda. We are rendering this opinion as of the time that the Registration Statement becomes effective.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	The obligations of the Company in respect of the Debt Securities and the Warrants:
(i)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(ii)	will be subject to statutory limitation of the time within which proceedings may be brought;

(iii)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(iv)	may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
(d)	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be (i) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise and (ii) bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.
Opinions
We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgement is necessary for the purpose of these opinions. Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:
1.	The Common Shares (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares, Debt Securities or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Common Shares Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	their terms of issue have been duly established in accordance with the Constitutional Documents (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(d)	issued as contemplated by the Registration Statement; and

(e)	the Company has received the consideration provided for in the Common Shares Authorising Resolutions (being the payment, in full, of the issue price of the Common Shares), be duly authorized, validly issued, fully paid and non-assessable.

2.	The Preferred Shares (including those duly issued upon due conversion, exchange or exercise of any Debt Securities or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Preferred Shares Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	their terms of issue have been duly established in accordance with the Constitutional Documents (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(d)	issued as contemplated by the Registration Statement; and

(e)	the Company has received the consideration provided for in the Preferred Shares Authorising Resolutions (being the payment, in full, of the issue price of the Preferred Shares), be duly authorized, validly issued, fully paid and non-assessable.

3.	The Debt Securities (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares or Warrants) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Debt Securities Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	the Indenture has been duly authorised, executed and delivered by the parties thereto;

(d)	their terms of issue have been duly established in accordance with the applicable Indenture (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and

(ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(e)	duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement; and

(f)	the Company has received the consideration provided for in the Debt Securities Authorising Resolutions, constitute legal and valid obligations of the Company.

4.	The Warrants (including those duly issued upon due conversion, exchange or exercise of any Preferred Shares or Debt Securities) will, when:
(a)	specifically authorised for issue by the Board (or a duly authorised committee of the Board) (the “Warrants Authorising Resolutions”);

(b)	the Registration Statement has become effective under the Securities Act;

(c)	the Warrant Agreement has been duly authorised, executed and delivered by the parties thereto;

(d)	their terms of issue have been duly established in accordance with the Warrant Agreement (and provided that they (i) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (ii) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company);

(e)	duly executed and countersigned in accordance with the Warrant Agreement and issued as contemplated by the Registration Statement; and

(f)	the Company has received the consideration provided for in the Warrants Authorising Resolutions, constitute legal and valid obligations of the Company.
Disclosure
This opinion is addressed to you in connection with the offer of the Offered Securities while the Registration Statement with the Securities and Exchange Commission and the sale of the Offered Securities as described therein is in effect. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement and we hereby consent thereto.
This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,
/s/ COX HALLETT WILKINSON

Schedule
1.	Copies of the certificate of incorporation, a certificate of incorporation on change of name, the memorandum of association and bye-laws of the Company certified by the assistant secretary of the Company on 29 March 2010 (collectively referred to as the “Constitutional Documents”).

2.	A copy of unanimous written resolutions of the board of directors of the Company (the “Board”) effective on 22 December 2010 (the “Resolutions”).

3.	A certificate dated 12 May 2010 from Michail Zolotas, a director of the Company, confirming that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board by unanimous written resolution.